Exhibit (h)(18)

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED

SECURITIES LENDING AGENCY AGREEMENT

BETWEEN

MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS,

MML SERIES INVESTMENT FUND, AND MML SERIES INVESTMENT FUND II

ON BEHALF OF THEIR RESPECTIVE INDIVIDUAL SERIES LISTED ON SCHEDULE A

AND

STATE STREET BANK AND TRUST COMPANY

The First Amendment (this “Amendment”) dated August 15th, 2012 is between each MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A, which may be amended from time to time (each a “Fund” or “Lender” hereunder) and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) acting either directly or through its subsidiaries or affiliates.

Reference is made to a Second Amended and Restate Securities Lending Agency Agreement effective as of July 31, 2012, between the Funds and the Bank as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, each Fund and the Bank desire to amend the Agreement as set forth below.

NOW THERFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.	Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.	Amendment.
(i)	Section 1.5 (Borrower) of the Agreement is hereby amended to delete the first sentence thereof and replace it with:

“Borrower” shall mean any entity named on the attached schedule listing approved borrowers (the “Approved Borrowers Schedule”), including without limitation, State Street Bank and Trust Company to the extent it is listed on the Approved Borrowers Schedule.”

(ii)	The Approved Borrowers Schedule attached hereto shall be added to the Agreement as the Approved Borrowers Schedule.

3.

Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

4.	Effective Date. This First Amendment is effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized.

MASSMUTUAL SELECT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Nicholas Palmerino	By:	/s/ Gino L. Timperio

Name:	Nicholas Palmerino	Name:	Gino L. Timperio

Title:	CFO and Treasurer	Title:	Senior Managing Director

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino

Name:	Nicholas Palmerino

Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND

By:	/s/ Nicholas Palmerino

Name:	Nicholas Palmerino

Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino

Name:	Nicholas Palmerino

Title:	CFO and Treasurer

Approved Borrowers Schedule

Australia and New Zealand Banking Group Ltd.
Bank of Montreal
Barclays Bank Plc
Barclays Capital Inc.
BMO Capital Markets Corp.
BNP Paribas SA
BNP Paribas Prime Brokerage Inc.
BNP Paribas Securities Corp.
Canadian Imperial Bank of Commerce
Citigroup Global Markets Inc.
Commonwealth Bank of Australia
Cooperative Centrale Raiffeisen – Boerenleenbank BA (Rabobank Nederland)
Credit Agricole Corporate and Investment Bank
Credit Suisse Securities (USA) LLC
Deutsche Bank AG
Deutsche Bank Securities Inc.
Goldman Sachs & Co.
Goldman Sachs International
ING Bank N.V. (London Branch)
ING Financial Markets LLC
J.P. Morgan Clearing Corp.
J.P. Morgan Securities LLC
Macquarie Capital (USA) Inc.
Maple Securities U.S.A. Inc.
Merrill Lynch Pierce, Fenner & Smith, Inc.
Morgan Stanley & Co. International Plc
Morgan Stanley & Co. LLC
MS Securities Services Inc.
National Australia Bank Ltd.
National Financial Services LLC
Natixis
Newedge USA, LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
RBS Securities Inc.
Royal Bank of Canada
Royal Bank of Scotland Plc
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
Societe Generale
Toronto-Dominion Bank
UBS AG
UBS Securities LLC
Wells Fargo Bank National Association
Westpac Banking Corporation